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                           WINTHROP & WEINSTINE, P.A.
                            3000 Dain Rauscher Plaza
                              60 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 347-0700



                               September 13, 2000

                                                                     Exhibit 5.1

Securities and Exchange Commission
450 - 5th Street NW
Washington, D.C.  20549

Re: Vicom, Incorporated - Registration Statement on Form S-1 for Offering of Subordinated Debentures

Gentlemen:

We have acted as legal counsel for Vicom, Incorporated, a Minnesota corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission ("SEC"), File No. 333-44734, and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of the offer and sale by the Company of up to $50 million in subordinated debentures (the "Debentures") to be sold in the manner set forth in the Registration Statement. The Debentures are being offered under an Indenture (the "Indenture") to be entered into by and between the Company and Firstar Bank Minnesota, National Association, as trustee thereunder (the "Trustee").

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Debenture; (c) the Registration Statement and the Prospectus; and (d) the form of Indenture filed as an exhibit to the Registration Statement. In addition to such examination, we have reviewed such other proceedings, certificates, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

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Vicom, Incorporated
September 13, 2000
Page 2


1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. All necessary corporate action has been taken by the Company to authorize the offer and sale of the Debentures.

3. Upon the sale of the Debentures as described in the Registration Statement and the execution of the Indenture by the Company and the Trustee, the Debentures will be legally issued, fully paid and nonassessable and will be binding obligations of the Company in accordance with their terms and the terms of the Indenture.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the "Legal Matters" section in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.


By -     /s/ Michele D. Vaillancourt
         Michele D. Vaillancourt